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                                                                      Exhibit 23



                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the following Registration Statements and Amendments of Nortel Networks Limited of our Independent Auditors' Report dated February 1, 2001, except as to the first paragraph of note 20, which is as of May 11, 2001, and notes 3, 4 and 22, which are as of June 14, 2001:

     o    Post-Effective Amendment No. 1 to Form S-8
          (Nortel Networks U.S. Deferred Compensation Plan) (333-11558)

     o    Registration Statement on Form S-3
          (Debt Securities and Warrants) (333-1720)

     o    Registration Statement on Form S-3
          (Debt Securities and Warrants) (33-71494)

     o    Registration Statement on Form S-3
          (Debt Securities and Warrants) (33-54494)

     o    Registration Statement on Form S-3
          (Debt Securities and Warrants) (33-51888)



/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Chartered Accountants


Toronto, Canada
August 8, 2001